UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)
(978) 694-9121 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2008, Beacon Power Corporation (the “Company”) entered into an agreement with Massachusetts Development Finance Agency (“MassDev”) pursuant to which MassDev has agreed to lend to the Company up to $5 million (the “Loan Obligation”). The Loan Obligation derives from a funding collaboration between the Emerging Technology Fund of MassDev and the Massachusetts Technology Collaborative’s Business Expansion Initiative. The Company expects to use the proceeds from the Loan Obligation to help fund the expansion of its production facility.

The Loan Obligation is evidenced by a promissory note to MassDev (the “Note”), under which the Company may make one or more requests for advances of up to an aggregate of $5 million for the purchase of equipment and installation of certain tenant improvements at its Tyngboro, Massachusetts facility. If the initial advance to the Company is less than $5 million, the Company must make any additional requests for advances of the remaining amount under the Note within one year following the date of the initial advance. The Note bears a fixed annual interest rate of 6.5% and will mature on June 30, 2015. No request for advances have been made by the Company to date.

Payments under the Note shall commence on the first day of the calendar month following the date the initial advance is made to the Company. The payments will be of interest only during the first twelve months commencing June 30, 2008. Thereafter, the balance of the principal outstanding under the Note shall be amortized in monthly payments of principal and interest in equal monthly installments over the remaining term of the Note.

Pursuant to the Note, the Company and MassDev also entered into a security agreement (the “Security Agreement”) and a collateral assignment of lease agreement (the “Collateral Assignment”) on June 30, 2008. The Security Agreement grants to MassDev an exclusive first priority security interest in all equipment and tenant improvements funded with the proceeds of the Loan Obligation. As additional security for the repayment of borrowings under the Loan Obligation, the Collateral Assignment grants to MassDev all of the Company’s right, title and interest in and to the Company’s lease for its Tyngsboro facility.

As partial consideration for the Loan Obligation, on June 30, 2008, the Company issued to MassDev two warrants, each warrant to purchase 85,979 shares of the Company’s common stock at an exercise price of $1.89 per share (the “Warrants”), subject to any adjustments as set forth in the Warrants. The Warrants are exercisable for seven years commencing on June 30, 2008 and provide for registration rights for the resale of the shares issued upon exercise of the Warrants. The Warrants were issued to MassDev in reliance on the exemption from registration provided under the provisions of Section 4(2) of the Securities Act of 1933 (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. MassDev has represented to the Company in the Warrants that it is acquiring the Warrants and the shares of common stock issuable upon exercise thereof for investment and not for distribution, that it can bear the risks of investment and that it has had an opportunity to ask questions of, and receive answers from, the Company. MassDev is expected to assign one of the warrants to the Massachusetts Technology Park Corporation (“MTPC”), as part of MTPC’s participation in the Loan Obligation under the Massachusetts Technology Collaborative’s Business Expansion Initiative.

The above description does not purport to be complete and is qualified in its entirety by the full text of the Note, Security Agreement, Collateral Assignment and Warrants in the forms which are attached to this Form 8-K as Exhibits 10.1 through 10.4 and incorporated into this description by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report with respect to the Note is incorporated herein by this reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report with respect to the issuance and description of the Warrants is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Note dated June 30, 2008 issued by Beacon Power Corporation to Massachusetts Development Finance Agency

10.2	Security Agreement dated June 30, 2008 between Beacon Power Corporation and Massachusetts Development Finance Agency

10.3	Collateral Assignment of Lease Agreement dated June 30, 2008 between Beacon Power Corporation and Massachusetts Development Finance Agency

10.4	Form of Warrants issued on June 30, 2008 to Massachusetts Development Finance Agency

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 7, 2008	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note dated June 30, 2008 issued by Beacon Power Corporation to Massachusetts Development Finance Agency

10.2	Security Agreement dated June 30, 2008 between Beacon Power Corporation and Massachusetts Development Finance Agency

10.3	Collateral Assignment of Lease Agreement dated June 30, 2008 between Beacon Power Corporation and Massachusetts Development Finance Agency

10.4	Form of Warrants issued on June 30, 2008 to Massachusetts Development Finance Agency